EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                              UNITED FINANCIAL CORP

                  The undersigned natural person of legal age, acting as incorporator of a corporation under the Minnesota Business Corporation Act, Chapter 302A, adopts the following Articles of Incorporation:

                                 ARTICLE 1. NAME

             The name of the corporation is "United Financial Corp."

                            ARTICLE 2. CAPITAL STOCK

         (A) AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock which the Corporation is authorized to issue shall be 10,000,000 shares, consisting of 8,000,000 shares of $1.00 par value common stock ("Common Stock") and 2,000,000 shares of $1.00 par value preferred stock ("Preferred Stock"). There shall be no cumulative voting among shareholders of the Corporation. The shareholders of the Corporation shall not have, as a matter of right, any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the Corporation.

         (B) COMMON STOCK. All shares of Common Stock shall be voting shares and shall be entitled to one vote per share. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata shares, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time and of any distribution of the assets of the Corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

         (C) PREFERRED STOCK. The board of directors of the Corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the shares of each such class or series, all to the full extent permitted by the Minnesota Business Corporation Act, Section 302A.401, or any successor provisions. Without limiting the generality of the foregoing, the board of directors is authorized to provide that shares of a class or series of Preferred Stock:

                  (1) are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions in payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such


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         amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (2) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the Corporation;

                  (3) are entitled to a preference with respect to any distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

                  (4) are non-redeemable or may be redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (5) are entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

                  (6) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (7) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (8) are entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

                  (9) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

Without limiting the generality of the foregoing authorizations, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of a class or series of Preferred Stock may be made dependent upon facts


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ascertainable outside the board resolutions establishing such class or series, all to the full extent permitted by the Minnesota Business Corporation Act. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

                         ARTICLE 3. DIRECTOR LIABILITY.

                  A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which a director derive an improper personal benefit; or (v) for any act or omission occurring prior to the date when the Article 3 first became effective.

                  Any repeal or modification of the foregoing provisions of this
Article 3 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                       ARTICLE 4. FIRST BOARD OF DIRECTORS

                  The names of the members of the first Board of Directors are:

         Bruce K. Weldele                       J. William Bloemendaal
         Dean J. Mart                           Elliott L. Dybdal
         Larry D. Williams                      Rudy Tramelli
         William L. Madison

                     ARTICLE 5. REGISTERED OFFICE AND AGENT

                  The address of the initial registered office of the corporation in the state of Minnesota is Dorsey & Whitney, Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota 55402. The name of its initial registered agent at such address is Mr. Thomas Martin.

                             ARTICLE 6. INCORPORATOR

                  The name and address of the incorporator, who is a natural person of full age, are:

                  NAME                             ADDRESS

                  Bruce K. Weldele                 601 First Avenue North
                                                   Great Falls, Montana 59401


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                     ARTICLE 7. WRITTEN ACTION BY DIRECTORS

                  An action required or permitted to be taken at a meeting of the board of directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by the shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the board of directors of the corporation at which all of the directors were present.

               Dated:  February 29, 1996                 /s/ BRUCE WELDELE
                     ---------------------              ------------------
                                                        Bruce K. Weldele


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                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             UNITED FINANCIAL CORP.

                  1. The name of the corporation is United Financial Corp., a Minnesota corporation.

                  2. The amendment adopted is:

                  Article 2(a) of the Articles of Incorporation of the Company be, and hereby is, replaced with the following:

                  Authorized Capital Stock. The total number of shares of capital stock which the Corporation is authorized to issue shall be 10,000,000 shares, consisting of 8,000,000 shares of no par value common stock ('Common Stock") and 2,000,000 shares of no par value preferred stock ('Preferred Stock"). There shall be no cumulative voting among shareholders of the Corporation. The shareholders of the Corporation shall not have, as a matter of right, any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the Corporation."

                  3. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

                  IN WITNESS WHEREOF, the undersigned, the Chairman of the Board and Chief Executive Officer of United Financial Corp., being duly, authorized on behalf of United Financial Corp., has executed this document this 3rd day of October, 1997.

                                             /s/Bruce K. Weldele
                                             -------------------------
                                             Bruce K. Weldele
                                             Chairman of the Board and
                                             Chief Executive Officer